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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 12, 2006, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-134145) and related Prospectus of Allegiant Travel Company for the registration of its common stock.

/s/ ERNST & YOUNG LLP

Las Vegas, Nevada
December 6, 2006

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Consent of Independent Registered Public Accounting Firm